Exhibit 10.19B

AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT

THIS  Amendment  No.1 to Exclusive  License  Agreement  ("Amendment")  is made and entered

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into  this  10th   day  of  September  2014  ("Effective  Date"),  by  and  between  the  Mayo  Foundation for

Medical Education and Research ("Mayo") having its principal place of business at 200 First Street SW, Rochester, MN 55905, and Cenexys, Inc., a Delaware corporation, having a place of business at 1700 Owen Street, Suite 535 San Francisco, CA 94158 ("Company"), for purposes of confirming the parties' intent and agreement as set forth herein.

BACKGROUND

May and Company are parties to an Exclusive License Agreement,  with an effective    date of the

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28th day  of June,  2013 ("Agreement"), which  confirms  the parties'  intent  and  agreement  to  grant   an

exclusive license to Mayo's certain patent rights and a nonexclusive license to certain know-how. Mayo and Company wish to amend the Agreement as set forth in this Amendment No. 1, and, accordingly, Mayo and Company agree as follows:

AMENDED TERMS

Exhibit A in its entirety will be deleted and replaced with the exhibit attached to this Amendment No. 1.

All other terms of the Agreement shall remain in full force and effect for the term of the

Agreement and as set forth in the Agreement.

IN WITNESS WHEREOF, Mayo and Company hereby enter into this Amendment No. 1, effective as of the date first set forth above.

Cenexys, Inc.	Mayo Foundation for Medical Education and Research
By:/s/ Nathaniel E. David Nathaniel E. David, Ph.D. CEO	By: /s/ James A. Rogers, III James A. Rogers, III Assistant Secretary

***Certain information contained herein has been omitted pursuant to Regulation S-K 601(b)(10).

Confidential treatment has been granted with respect to the omitted portions.

EXHIBIT A

PATENT RIGHTS

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***Certain information contained herein has been omitted pursuant to Regulation S-K 601(b)(10).

Confidential treatment has been granted with respect to the omitted portions.